EXHIBIT 24.3

                                     CONSENT
                                       OF
                            MENDOZA BERGER & COMPANY
                             DATED FEBRUARY 27, 2003

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                                  [LOGO]MENDOZA
                                     BERGER
                                  COMPANY, LLP
--------------------------------------------------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement of MSTG Solutions, Inc. on Form SB-2 of our report, dated February 19, 2003, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


/s/ Mendoza Berger & Company, LLP
---------------------------------

MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
February 27, 2003